FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is effective as of January 1, 2012 (the “Effective Date”) by and between Guy Cook (“Employee”) and Bacterin International, Inc. (“Employer”). Employee and Employer are sometimes individually referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Parties entered into an Employment Agreement (the “Agreement”) on January 1, 2006;

WHEREAS, the term of the Agreement expired on December 31, 2011; and

WHEREAS, the Parties wish to extend the term of the Agreement, and make other amendments to the Agreement, as set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, the Parties hereby agree to amend the Agreement as follows:

1. The term of the Agreement shall be extended from the date of this Amendment until December 31, 2012.

2. The Section entitled “Compensation; Reimbursement” shall be deleted and replaced in its entirety by the following:

A. Base Pay. Employer agrees to pay Employee gross annual compensation of $500,000, less usual and customary withholdings, which shall be payable in arrears in accordance with the Company’s customary payroll practices. Employee will also receive bonus or other incentive compensation as determined by the Compensation Committee of the Board of Directors.

B. Benefits. During Employee’s employment, Employee shall be eligible to participate in Employer’s benefits programs, as summarized and as governed by any plan documents concerning such benefits.

C. Reimbursement. Employer will reimburse Employee for any and all necessary, customary and usual expenses incurred while traveling on behalf of Employer.

3. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this First Amendment to Employment Agreement shall be effective as of the date first set forth above.

Bacterin International, Inc.		Employee

By:	/s/ Darrel L. Holmes	/s/ Guy Cook
Name:	Darrel L. Holmes	Guy Cook
Title:	COO	Personally